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                                 EXHIBIT 3(b)



                           CERTIFICATE OF AMENDMENT
                           ------------------------
                                      OF
                                      --
                      RESTATED ARTICLES OF INCORPORATION
                      ----------------------------------
                                      OF
                                      --
                                 WD-40 COMPANY
                                 -------------

     GARRY O. RIDGE and PETER E. WILLIAMS certify that:

     1. They are the Executive Vice-President and the Treasurer, respectively, of WD-40 COMPANY, a California corporation, Corporate Number 278655.

     2. Article THIRD of the Articles of Incorporation of the corporation is amended to read as follows:

         "THIRD:  This corporation is authorized to issue only one class of
          -----
         shares of stock and the total number of shares which this corporation is authorized to issue is Eighteen Million (18,000,000). Upon the amendment of this article to read as herein set forth, each outstanding share is split up and converted into 2 shares."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of the corporation.

     4. The foregoing amendment is one which may be adopted by the Board of Directors alone under Section 902(c) of the Corporations Code because the corporation has only one class of shares outstanding and the total number of authorized shares of the corporation is being proportionately increased to effect a stock split.

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     We further declare under penalty of perjury under the laws of the State of
California that the matters set forth in the Certificate are true and correct of our own knowledge.

         Date:  June 27, 1997


                                     /s/ Garry O. Ridge
                                     ----------------------------
                                     GARRY O. RIDGE,
                                     Executive Vice-President


                                     /s/ Peter E. Williams
                                     ----------------------------
                                     PETER E. WILLIAMS, Treasurer


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